UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2018

ARAVIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

LyondellBasell Tower

1221 McKinney Street, Suite 3200

Houston, Texas 77010

(Address of principal executive offices, including zip code)

(936) 355-1910

(Registrant’s telephone number, including area code)

VERSARTIS, INC.

1020 Marsh Rd

Menlo Park, CA 94025

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 12, 2018 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 3, 2018 (the “Merger Agreement”), by and between Versartis, Inc., a Delaware corporation (“Versartis”), Velo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Versartis (“Merger Sub”), and Aravive Biologics, Inc., a Delaware corporation (“Aravive”), Merger Sub was merged with and into Aravive (the “Merger”), with Aravive surviving the Merger as a wholly-owned subsidiary of Versartis.

The Merger became effective on October 12, 2018, when the certificate of merger of Aravive and Merger Sub was filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, (a) each outstanding share of capital stock of Aravive (other than any shares held as treasury stock) was converted into the right to receive 2.2801 shares of Versartis’ common stock, par value $0.0001 per share (the “Company Common Stock”), without giving effect to any adjustment for the reverse stock split described below under Item 5.03, and (b) each outstanding Aravive stock option, all of which were in-the-money, whether vested or unvested, that had not previously been exercised prior to the Effective Time was converted into an option to purchase 2.2801 shares of Company Common Stock for each share of Aravive common stock covered by such option. The aggregate consideration issuable in the Merger to the former security holders of Aravive, without giving effect to any adjustment for the reverse stock split described below under Item 5.03, was approximately 30,851,600 shares of Company Common Stock and options to purchase approximately 7,103,859 shares of Company Common Stock. On October 15, 2018, Versartis changed its name to “Aravive, Inc.” (the “Combined Company”).

The foregoing description of the Merger and the Merger Agreement, and transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is set forth as Annex A to Versartis’ Proxy Statement/Prospectus/Information Statement filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2018 (the “Proxy Statement”), and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 2.01 is incorporated by reference herein.

Departure of Directors and Officers

In accordance with the terms of the Merger Agreement, at the Effective Time, R. Scott Greer, Edmon R. Jennings, Anthony Y. Sun, M.D., Eric Dobmeier and John Varian resigned as directors of Versartis. These resignations were not a result of any disagreement between Versartis and the directors on any matter relating to Versartis’ operations, policies or practices.

Immediately after the Effective Time, Jay P. Shepard resigned as principal financial officer of Versartis. Mr. Shepard remains President and Chief Executive Officer of the Combined Company. In addition, at the Effective Time, Paul Westberg and Tracy M. Woody ceased to serve as Chief Business Officer and Chief Commercial Officer, respectively, of Versartis. Mr. Westberg and Ms. Woody are expected to continue as employees of the Combined Company through approximately October 31, 2018 to assist with transition matters.

Appointment of Directors and Officers

Appointment of Directors

At the Effective Time, the size of the Combined Company’s board of directors was set at seven, and Amato Giaccia, Ph.D., Robert E. Hoffman, Raymond Tabibiazar, M.D. and Eric Zhang were appointed directors of the Combined Company, while Srinivas Akkaraju, M.D., Ph.D., Shahzad Malik, M.D. and Jay P. Shepard remained on the board of directors, each director to hold office in accordance with the certificate of incorporation and bylaws of the Combined Company and until his successor is duly elected and qualified or until his earlier death, resignation or removal. At the

Effective Time, Robert E. Hoffman, Srinivas Akkaraju, M.D., Ph.D. and Eric Zhang were appointed to serve on the audit committee, Shahzad Malik, M.D., Robert E. Hoffman and Raymond Tabibiazar, M.D. were appointed to serve on the compensation committee, and Srinivas Akkaraju, M.D., Ph.D., Amato Giaccia, Ph.D. and Robert E. Hoffman were appointed to serve on the nominating and corporate governance committee.

Biographical information regarding the Combined Company’s directors, other than Robert E. Hoffman, which is set forth below, and executive officers after the closing of the Merger is set forth under the caption “Management Following The Merger — Executive Officers and Directors of the Combined Company Following the Merger” in the Proxy Statement and is incorporated by reference herein.

Robert E. Hoffman, 52, has served as a member of the Combined Company’s board of directors since October 2018. Since April 2017, Mr. Hoffman has served as Chief Financial Officer and Senior Vice President, Finance at Heron Therapeutics, Inc., a biotechnology company. From September 2016 to April 2017, Mr. Hoffman served as Executive Vice President and Chief Financial Officer of Innovus Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Innovus Pharmaceuticals, Inc., Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a biopharmaceutical company, from 2015 until 2016. In 1997, he was part of the founding management team of Arena Pharmaceuticals, Inc., a biopharmaceutical company, ultimately serving as Senior Vice President, Finance and Chief Financial Officer until March 2011, and then again from August 2011 until July 2015. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer of Polaris Group, a biopharmaceutical company. Mr. Hoffman is a member of the board of directors of Kura Oncology, Inc., a biopharmaceutical company, and DelMar Pharmaceuticals, Inc., a biopharmaceutical company. He also is a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and is a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman received his B.B.A. from St. Bonaventure University and is licensed as a C.P.A. (inactive) in the State of California.

In accordance with Combined Company’s policy as currently in effect, each of the non-employee directors will receive a cash retainer for his service on the board of directors and for service on each committee of which he is a member, as well as specified initial and annual equity awards under the Versartis 2014 Equity Incentive Plan. However, the board of directors is currently reviewing the policy in light of the Combined Company’s current circumstances, and no such equity awards have been granted in 2018. The Combined Company’s non-employee director compensation policy as currently in effect is described under the caption “Versartis Directors, Officers and Corporate Governance — Versartis Non-Employee Director Compensation Policy” in the Proxy Statement, and this summary is incorporated by reference herein.

Each director has executed the Combined Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.10 to Amendment No. 1 to Versartis’ Registration Statement on Form S-1 (File No. 333-193997) filed with the SEC on March 6, 2014, and such exhibit is incorporated by reference herein.

Appointment of Chief Financial Officer

Immediately after the Effective Time, Vinay Shah was appointed Chief Financial Officer of the Combined Company. Mr. Shah’s offer letter from Aravive, as currently in effect, provides for an annual base salary of $278,100, with an annual target bonus of 20% of his base salary. In connection with his employment by Aravive, Mr. Shah was granted options to purchase shares of Aravive common stock, each of which had a per share exercise price equal to the fair market value of Aravive common stock on the grant date. At the Effective Time, these options were fully vested and were converted into options to purchase shares of Company Common Stock in the manner described above under Item 2.01. Following the reverse stock split described below under Item 5.03, Mr. Shah held options to purchase an aggregate of 95,381 shares of Company Common Stock. The compensation committee of the Combined Company’s board of directors intends to review executive compensation in the near future in light of the Combined Company’s current circumstances.

There are no family relationships among any of Combined Company’s directors or executive officers. In addition, none of the directors or officers is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Realignment of Classes of the Board of Directors

In connection with the resignation and appointment of directors, the board of directors approved a process to realign its members, such that following the Merger, the board of directors will be divided into three classes as nearly equal in size as is practicable in accordance with the Combined Company’s certificate of incorporation. At the Effective Time, (i) Srinivas Akkaraju, M.D., Ph.D. resigned as a Class III director and the board of directors appointed him a Class I director and (ii) Shahzad Malik, M.D. resigned as a Class II director and the board of directors appointed him a Class III director, in each case to be effective immediately after the effectiveness of such director’s resignation. The board of directors then appointed (i) Raymond Tabibiazar, M.D. and Robert E. Hoffman as Class I directors, (ii) Amato Giaccia, Ph.D. a Class II director and (iii) Eric Zhang a Class III director. Jay P. Shepard remains a Class II director. The terms of the Class I directors will expire at the annual meeting of stockholders held in 2021, the terms of the Class II directors will expire at the annual meeting of stockholders held in 2019, and the terms of the Class III directors will expire at the annual meeting of stockholders held in 2020.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed under Item 2.01 is incorporated by reference herein.

On October 15, 2018, the amended and restated certificate of incorporation of Versartis was amended to effect, at 12:01 a.m. Eastern Time on October 16, 2018, a reverse split of Company Common Stock at a ratio of 1-for-6 (the “Amended Certificate”). Also on October 15, 2018, immediately following the effectiveness of the Amended Certificate, the amended and restated certificate of incorporation was further amended to effect the corporate name change of “Versartis, Inc.” to “Aravive, Inc.” (the “Second Amended Certificate”). The Amended Certificate and Second Amended Certificate are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

Shares of Company Common Stock were previously listed on the Nasdaq Global Select Market under the symbol “VSAR.” Versartis filed with The Nasdaq Stock Market, LLC (“Nasdaq”) a notification form for the listing of additional shares with respect to the shares of Company Common Stock to be issued to the holders of Aravive capital stock in the Merger so that these shares are listed on Nasdaq. The Company Common Stock began trading on the Nasdaq Global Select Market under the symbol “ARAV” on October 16, 2018.

On October 15, 2018, the Combined Company announced that it estimates that its unaudited pro forma cash and cash equivalents as of the Effective Time was in the range of $60.0 million to $62.0 million, net of all estimated transaction costs.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Aravive Biologics, Inc.’s audited and unaudited historical financial statements and related notes thereto set forth under the caption “Aravive Biologics, Inc. Index to Financial Statements” on pages F-1 through F-28 of the Proxy Statement are hereby incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information and related notes thereto set forth under the caption “Unaudited Pro Forma Condensed Combined Financial Statements” on pages 205 through 214 of the Proxy Statement are hereby incorporated by reference herein.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 3, 2018, by and among Versartis, Inc., Aravive Biologics, Inc. and Velo Merger Sub, Inc. (incorporated by reference to Annex A to Versartis, Inc.’s Proxy Statement/Prospectus/Information Statement filed with the SEC on September 6, 2018).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (reverse stock split).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (corporate name change).

10.1	Form of Indemnification Agreement by and between the Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to Versartis, Inc.’s Registration Statement on Form S-1 (File No. 333-193997) filed with the SEC on March 6, 2014).

23.1	Consent of BDO USA, LLP, Aravive Biologics, Inc.’s Independent Auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 16, 2018	Aravive, Inc.

	By:	/s/ Jay P. Shepard
Jay P. Shepard
Chief Executive Officer and President